CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE LIKELY TO CAUSE COMPETITITVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION IS DENOTED BY ASTERISKS IN BRACKETS [*****].

FIRST AMENDMENT
to
737 PRODUCTION RATE ADJUSTMENT AND OTHER SETTLEMENTS
MEMORANDUM OF AGREEMENT
between
THE BOEING COMPANY
and
SPIRIT AEROSYSTEMS, INC.

This FIRST AMENDMENT to the 737 PRODUCTION RATE ADJUSTMENT AND OTHER SETTLEMENTS MEMORANDUM OF AGREEMENT (“Amendment”) is entered into as of May 5, 2020 (“Effective Date”) by and between The Boeing Company (“Boeing”), a Delaware corporation, and Spirit AeroSystems, Inc. (“Seller”), a Delaware corporation. Boeing and Seller may be referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS

A.	The Parties entered into the 737 Production Rate Adjustment and Other Settlements Memorandum of Agreement (“February 2020 MOA”) on February 6, 2020.

B.
The Parties also wish to amend the February 2020 MOA to modify the 737 Production Rate table, add a credit towards the production [*****] Price, and modify the timing of the Recalculated Pre-Payment Comparison.

C.	The Parties wish to memorialize their agreement on these matters in this Amendment to the February 2020 MOA, in accordance with the terms set forth below.
AGREEMENTS
NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Parties agree as follows:

1.
Capitalized Terms. Capitalized terms used and not otherwise defined in this Amendment will have the meanings ascribed thereto in SBP MS-65530-0016 ("Sustaining SBP"), GTA BCA-65530-0016 ("Sustaining GTA"), AA-65530-0010 (“Sustaining AA”), SBP MS-65530-0019 (“787 SBP”), GTA BCA-65520-0032 (“787 GTA”), AA-65520-0026 (“787 AA”), Master Program Contract FZ-247827-8901N (“767 MPC”), and February 2020 MOA (collectively, the "Contracts").

2.	Production Rates. February 2020 MOA Section 3 is hereby amended and restated, in its entirety, as follows:
“3. Production Rates. Unless otherwise directed by Boeing, Seller’s production rate for 737 Program Airplane, its Derivatives and the P-8 (“Build Rate”), starting in May 2020 will be as follows:

Month(s)	Seller Build Rate - Airplanes per Month (“APM”)*
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
* [*****]

3.1
Delivery Point, Title Transfer, and Risk of Loss. Seller is obligated to build Products in support of the Sustaining SBP. Seller’s Build Rate may differ from Boeing’s 737 production rate. Notwithstanding Seller’s different Build Rate, all 737 Products will be delivered F.O.B. carrier’s transport at Seller’s plant. For the purposes of this MOA, the meaning of carrier’s transport, with respect to 737 Products, will be mutually agreed by the Parties given the expectation that some 737 Products may be stored after delivery to the above described F.O.B. point ("Ship in Place”) rather than shipped immediately to Boeing. Products stored as a result of a Ship in Place are referred to herein as “Stored Products”.

a.
Title to and risk of any loss of or damage to the Products will transfer to Boeing at the above described F.O.B. point, except to the extent loss or damage results from the Seller’s fault or negligence. If requested by Boeing, Seller will store the Products at the locations that Seller is using for such storage as of the Effective Date (“Current Storage Location”). Seller will be responsible for any incremental costs associated with such Stored Products at Current Storage Location;

b.
Seller will provide status and records related to Stored Products. The number of Stored Products will not exceed one hundred and sixty (160) Shipsets. The number of Stored Products will not be fewer than eighteen (18) Shipsets, unless otherwise directed by Boeing; and

c.
Seller will support efforts to optimize the location of the Stored Products to minimize Boeing’s insurance risks. If the Parties mutually agree on another location for Stored Products, then the Parties will also mutually agree on i) all associated incremental costs, and ii) how such costs will be allocated between the Parties.

3.2
Fourteen Shipsets. Notwithstanding the Build Rates set forth in the above table, in February 2020, Seller will Ship in Place up to fourteen (14) completed 737 Shipsets (“February Shipsets”). The Price for the February Shipsets is stated in Section 4.6.

3.3	Work on Stored Products.

a.
Rework. If Stored Products require rework due to the fault of Seller, then Seller will perform the rework without additional cost to Boeing while Seller is storing the Stored Products. If the Parties determine it is not feasible to perform the rework while the Seller is storing the Stored Product given reasonably available time, materials, tooling, equipment, and labor, then the Parties will coordinate and determine where, when, and how the rework will be performed pursuant to the applicable provisions of the Sustaining SBP and Sustaining GTA; and

b.
Changes. The Parties will utilize the existing Change incorporation process within the Sustaining SBP for Changes to the Stored Products. Seller is obligated to complete all directed Changes to Stored Products, with no additional cost to Boeing arising from the fact that such 737 Products are Stored Products.”

3.
Recalculated Pre-Payment. The Pre-Payment was an estimate [*****] that would have been due given the projected build rate in the February 2020 MOA, as illustrated in Attachment A of the February 2020 MOA. February 2020 MOA Sub-Section 4.4 is hereby amended and restated, in its entirety, as follows:

“4.4 Within sixty calendar (60) days following the U.S. Federal Aviation Administration 737 MAX ungrounding, the Parties will recalculate the Pre-Payment (“Recalculated Pre-Payment”) by using the i) planned Build Rate, ii) the planned quantity of each minor model defined in the latest F.O.B. master schedule, and iii) minor model pricing assumptions stated in Attachment A.

a.	The Parties agree that Seller will provide Boeing thirty million U.S. dollars ($30,000,000) in credit [*****] that apply to Products produced in 2021 (“Credit”).

b.
The Parties will compare the Pre-Payment to the Recalculated Pre-Payment (“Comparison”). If the Comparison identifies a gap, either over or under the Pre-Payment amount, then the respective Party will make any such payment to address the gap, no later than one hundred and twenty (120) calendar days following the 737 MAX ungrounding. If Boeing owes Seller a Comparison payment, then the Credit shall be utilized first for the Comparison payment, with any remaining balance paid by Boeing. For example, if the Comparison identifies a sixty-six million U.S. dollar ($66,000,000) gap owed to Seller, then the thirty million U.S. dollars ($30,000,000) Credit will be applied and Boeing would pay Seller the thirty-six million U.S. dollars ($36,000,000) delta. If the Comparison does not require the entire Credit to be used, then any such Credit balance shall be used toward Section 4.5.a.”

4.	Recalculated Pre-Payment Comparison. February 2020 MOA Sub-Section 4.5 is hereby amended and restated, in its entirety, as follows:
“4.5 Furthermore, once Boeing provides a CCN that incorporates a master schedule with quantities of [*****] APM, or on June 30, 2022, whichever occurs sooner, the Parties will calculate any difference between the Recalculated Pre-Payment amount to what would have been due for the actual Product Price by using i) actual Build Rate, ii) the actual quantity of each minor model delivered to Boeing, and iii) the minor model pricing assumptions stated in Attachment A.

a.
The Parties will compare this actual value to the Recalculated Pre-Payment (“Recalculated Pre-Payment Comparison”). If the Recalculated Pre-Payment Comparison identifies a gap, either over or under the Recalculated Pre-Payment amount, then the respective Party will make any such payment to address the gap, no later than August 31, 2022. If Boeing owes Seller a Recalculated Pre-Payment Comparison payment, then any remaining balance of the Credit will be applied toward the Recalculated Pre-Payment Comparison payment.”

5.	[*****] Production Stabilization. February 2020 MOA Sub-Section 6.1.b. is hereby amended and restated, in its entirety, as follows:
“b. The [*****] Advance includes sixty million U.S. dollars ($60,000,000) for production stabilization efforts throughout 2020 (“Production Stabilization Fee”).”

6.
Amendments. The Parties will execute amendments to the Contracts to incorporate the February 2020 MOA and this Amendment thereto, including without limitation any Bonded Stores Agreement, as required, on or before sixty calendar (60) days following the 737 MAX U.S. Federal Aviation Administration ungrounding.

7.
Complete Agreement. This Amendment constitutes a binding agreement between the Parties with respect to the subject matter set forth herein and supersedes all previous agreements between the Parties relating thereto, whether written or oral. The Parties agree to have further conversations if Boeing makes revisions to its currently planned production scenario. Except as otherwise amended by this Amendment, the February 2020 MOA remains in full force and effect.

8.
Governing Law and Jurisdiction. This Amendment is governed by the laws of the state of Washington, exclusive of Washington's conflict of laws principles. This Amendment excludes the application of the 1980 United Nations Convention on Contracts for the International Sale of Goods. Boeing and Seller hereby irrevocably consent to and submit themselves exclusively to the jurisdiction of the applicable courts of King County, Washington and the federal courts of Washington State for the purpose of any suit, action or other judicial proceeding arising out of or connected with this Amendment. Boeing and Seller hereby waive and agree not to assert by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that (a) Boeing and Seller are not personally subject to the jurisdiction of the above-named courts, (b) the suit, action or proceeding is brought in an inconvenient forum or (c) the venue of the suit, action or proceeding is improper.

9.
Confidential Treatment. The information contained herein is confidential business information. The Parties will limit the disclosure of this Amendment’s contents to employees with a need to know and who understand that they are not to disclose its contents to any other person or entity without the prior written consent of the other Party. Notwithstanding the above, the Parties may file this Amendment with the SEC, if legally required to do so but must give the other Party twenty-four (24) hours advance notice and will omit confidential information as permitted by applicable law as appropriate after providing such Party the opportunity to provide comments. Nothing in this section will prevent either Party from making reasonable disclosures during the course of its earnings calls.

10.	Interpretation. Each Party has had the opportunity to draft, review, and edit this Amendment. Accordingly, no presumption for or against either Party arising out of drafting all or any part of this

Amendment will be applied in any action relating to or arising from this Amendment; and the Parties hereby waive the benefit of any statute or common law rule providing that in cases of uncertainty language of a contract should be interpreted against the Party who caused the uncertainty to exist.

EXECUTED as of the Effective Date by the duly authorized representatives of the Parties.

THE BOEING COMPANY                SPIRIT AEROSYSTEMS, INC.
By:     /s/Ashley A. Klotz_____            By:    /s/Brenda R. Mesker __
Name:    Ashley A. Klotz_______            Name:     Brenda R. Mesker____
Title:    Manager, SC Contracts             Title:    Vice President_______
Date:     May 5, 2020_________            Date:     May 5, 2020_________